Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

    I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify that (i) the Form 10-K for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: February 26, 2013	By:	/s/ Margaret A. Meister
Name: Margaret A. Meister
Title: Executive Vice President and Chief Financial Officer